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                                  EXHIBIT 99.2

                     PRESS RELEASE DATED SEPTEMBER 14, 1998



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
                                                   INVESTOR CONTACT:         Suzanne DuLong
                                                                             (888) 243-6223
                                                                             email: ir@CIENA.com

                                                   PRESS CONTACT:            Denny Bilter
                                                                             (410) 865-8677
                                                                             email: dbilter@ciena.com
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                                                           FOR IMMEDIATE RELEASE


  CIENA Reports Final Fiscal Third Quarter Results; Issues Cautious Short-Term
                                    Outlook

LINTHICUM, MD - SEPTEMBER 14, 1998 - CIENA Corporation (NASDAQ: CIEN) today reported final results for its third fiscal quarter ended August 1, 1998, in-line with its previously announced expectations.

Revenue for the quarter totaled $129.1 million. This compares with $121.8 million in revenue reported for the third fiscal quarter of 1997. Net income for the quarter was $16.1 million, or $0.15 per share, exclusive of one-time charges associated with CIENA's previously announced settlement with Pirelli and costs related to the proposed merger with Tellabs. This compares with net income for the third fiscal quarter of 1997 of $35.7 million, or $0.34 cents per share.(1)

For the nine months ended August 1, 1998, revenue increased to $416.9 million from $283.1 million for the first nine months of 1997. Net income for the period was $86.8 million, or $0.81 per share, compared to $81.1 million, or $0.78 per share, for the same period in 1997, once again, excluding the effect of one-time charges for purchased research and development and merger costs in 1998 and additional expense accruals pertaining to the Company's litigation with Pirelli in both 1997 and 1998.(1)

Net income and earnings per share amounts reported in the attached consolidated statement of operations are inclusive of the effects of one-time charges and litigation expenses. All earnings per share amounts represent diluted earnings per share as defined within Statement of Financial Accounting Standards No. 128 (SFAS
128).

"As we discussed previously, CIENA's gross margins during the third fiscal quarter were impacted by the combination of price concessions to a strategic customer in return for higher volume commitments, and lower than expected overall volume during the quarter," said CIENA's Senior Vice President, Finance and Chief Financial Officer, Joseph Chinnici. "In light of continued evidence that our

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competitors are heavily discounting their prices in an attempt to gain a market presence, we're adjusting our long-term gross margin target model range to 45 to 50 percent."

"During the last year CIENA grew its manufacturing infrastructure to accommodate a higher level of business than we will realize in the near-term; as a result it is likely that unabsorbed manufacturing overhead will pull gross margins below the target model short-term," continued Chinnici. "Provided volumes increase as we progress through fiscal 1999 as we currently expect, unabsorbed manufacturing overhead will diminish in significance. We also expect to continue our focus on lowering material costs and reducing the costs in our products through ongoing engineering efforts in order to partially mitigate the potential negative impact of pricing pressure on gross margins."

CIENA continued to make positive progress toward its goal of diversifying both its product and customer base during the quarter, announcing and shipping to a total of 11 customers including two new customers: Telecom Developpment and Racal; both of which are expected to contribute to revenue during fiscal year 1999.

Commenting on his expectations for CIENA's fiscal fourth quarter and fiscal year 1999, Patrick Nettles, CIENA's President and Chief Executive Officer, said: "Feedback received from our sales force indicates that the uncertainty created by the events of the last few weeks and attempts of our competitors to capitalize on that uncertainty may delay or alter some customers' near-term purchase decisions. As a result, and due to the loss of expected incremental business at DTI, we believe fiscal fourth quarter revenues and operating results will be materially below those reported for the third fiscal quarter. In addition, while visibility is, as always, very limited beyond the next quarter, we are now resetting our fiscal 1999 business model at a level that anticipates modest growth in year-over-year revenue and net income."

"Going forward, we intend to restore shareholder value as quickly as possible by: 1) continuing our proven record of rapid product introduction and technology innovation that enables our customers to simplify their networks and lower the cost of bandwidth; 2) driving down costs in our products to help us achieve and maintain solid margins, and; 3) bolstering our sales and marketing efforts," said Nettles.





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In a separate press release made today, CIENA announced it has restructured its sales and marketing organization to better address the rapidly evolving DWDM market opportunity and the company's growing customer base.

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"There is no doubt that the next several quarters will be challenging for CIENA as we work to rebuild shareholder value," said Jon Bayless, CIENA's Chairman of the Board. "The company has recently experienced first-hand a number of the risks we've regularly discussed as being inherent in growing a dynamic business in an industry dominated by large competitors. CIENA's Board of Directors has complete confidence that CIENA's management team will restore positive momentum and lead this company through the challenges it faces during its next important phase of development."

In conclusion Nettles said: "As an emerging company, CIENA has battled the underdog status for most of its corporate life. As a team, our employees have faced and conquered enormous hurdles and their spirit is unyielding. Ultimately, it is these highly motivated people, our field-proven products, and our industry-leading technology that will enable us to capitalize on the opportunities ahead."

(1) Past financial results have been restated to reflect the consolidated results of Alta Telecom, Inc., acquired by CIENA on February 19, 1998.

                 NOTE TO INVESTORS:

                 Forward-looking statements in this release, including statements regarding (1) the anticipation that fiscal fourth quarter revenues and operating results will be materially below those reported for the third fiscal quarter and that net income also will likely be significantly lower and,
(2) the setting of the fiscal 1999 business model to a level that shows modest year-over-year revenue and net income growth, are based on information available to the Company as of the date hereof. The Company's actual results could differ materially from those stated or implied by such forward-looking statements, due to risks and uncertainties associated with the Company's business. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company's Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on September 14, 1998.

ABOUT CIENA
                 Based in Linthicum, Maryland, CIENA Corporation is a worldwide market leader of open architecture, dense wavelength division multiplexing
(DWDM) systems for long-distance and local exchange carriers. CIENA's DWDM solutions include the MultiWave(R) 1600 long-haul transport system, WaveWatcher(R) network management software, the MultiWave Optical Add/Drop Multiplexer, the MultiWave Sentry(TM) enhanced long-distance transport system and the new MultiWave(R) Firefly and MultiWave Metro(TM) short-haul systems. Through its Alta subsidiary, based in Norcross, GA, CIENA provides a range of engineering, furnishing and installation (EF&I) services for telecommunications service providers in the areas of transport, switching and wireless communications. Additional information about CIENA can be found on its World Wide Website: http://www.ciena.com.

        (CONSOLIDATED STATEMENTS OF OPERATIONS AND CONSOLIDATED BALANCE
                                 SHEETS FOLLOW)





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CIENA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                QUARTER ENDED                      NINE MONTHS ENDED
                                                            JULY 31,         JULY 31,         JULY 31,         JULY 31,
                                                              1997             1998            1997             1998
                                                           ---------        ---------        ---------        ---------

Revenue                                                    $ 121,845        $ 129,116        $ 283,121        $ 416,926
Cost of goods sold                                            47,569           70,431          116,222          193,326
                                                           ---------        ---------        ---------        ---------
  Gross profit                                                74,276           58,685          166,899          223,600
                                                           ---------        ---------        ---------        ---------

Operating expenses:
  Research and development                                     7,245           18,805           14,994           45,656
  Selling and marketing                                        6,722           12,526           14,738           33,538
  General and administrative                                   3,241            3,908            8,041           12,148
  Purchased research and development                               -                -                -            9,503
  Pirelli litigation                                               -           20,579            5,000           30,579
  Merger costs                                                     -            2,017                -            2,017
                                                           ---------        ---------        ---------        ---------
      Total operating expenses                                17,208           57,835           42,773          133,441
                                                           ---------        ---------        ---------        ---------

Income from operations                                        57,068              850          124,126           90,159

Interest and other income, net                                 1,511            2,577            3,893            9,783

Interest expense                                                 (85)             (58)            (319)            (223)
                                                           ---------        ---------        ---------        ---------

Income before income taxes                                    58,494            3,369          127,700           99,719

Provision for income taxes                                    22,770            1,280           49,641           42,627
                                                           ---------        ---------        ---------        ---------

Net income                                                 $  35,724        $   2,089        $  78,059        $  57,092
                                                           =========        =========        =========        =========

Basic net income per common share                          $    0.36        $    0.02        $    1.15        $    0.56
                                                           =========        =========        =========        =========

Diluted net income per common share and dilutive
    potential common share                                 $    0.34        $    0.02        $    0.75        $    0.53
                                                           =========        =========        =========        =========

Weighted average basic common shares outstanding              98,021          102,089           68,010          101,360
                                                           =========        =========        =========        =========

Weighted average basic common and dilutive potential
    common shares outstanding                                106,296          108,215          103,705          107,775
                                                           =========        =========        =========        =========
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CIENA CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                        OCTOBER 31,       JULY 31,
                                                                           1997             1998
                                                                       ------------     -----------
                                      ASSETS
Current assets:
  Cash and cash equivalents                                             $ 268,588        $ 193,486
  Marketable debt securities                                                    -           28,132
  Accounts receivable, net                                                 72,336          108,480
  Inventories, net                                                         41,109           76,343
  Deferred income taxes                                                     9,139            7,628
  Prepaid income taxes                                                          -           20,499
  Prepaid expenses and other                                                3,093           10,345
                                                                        ---------        ---------
    Total current assets                                                  394,265          444,913
Equipment, furniture and fixtures, net                                     67,618          125,260
Goodwill and other intangible assets, net                                       -           17,102
Other assets                                                                1,396            3,960
                                                                        ---------        ---------
    Total assets                                                        $ 463,279        $ 591,235
                                                                        =========        =========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                      $  24,760        $  42,767
  Accrued liabilities                                                      32,022           32,571
  Income taxes payable                                                        261              943
  Deferred revenue                                                          2,591              192
  Other current obligations                                                 1,179              893
                                                                        ---------        ---------
    Total current liabilities                                              60,813           77,366
Deferred income taxes                                                      28,167           31,346
Other long-term obligations                                                 1,885            1,592
                                                                        ---------        ---------
    Total liabilities                                                      90,865          110,304
Commitments and contingencies                                                   -                -
Stockholders' equity:
  Preferred stock - par value $.01; 20,000,000 shares authorized;
    zero shares issued and outstanding                                          -                -
  Common stock - par value $.01; 360,000,000 shares authorized;
    100,287,653 and 102,541,814 shares issued and outstanding               1,003            1,025
  Additional paid-in capital                                              245,219          296,951
  Notes receivable from stockholders                                          (64)            (333)
  Translation adjustment                                                       (5)             (65)
  Retained earnings                                                       126,261          183,353
                                                                        ---------        ---------
    Total stockholders' equity                                            372,414          480,931
                                                                        ---------        ---------
    Total liabilities and stockholders' equity                          $ 463,279        $ 591,235
                                                                        =========        =========
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